SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING 08/31/2005
FILE NUMBER 811-2729
SERIES NO.: 2

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class            $ 52,143
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Investment Class       $ 16,251
              Personal Investment Class      $  4,948
              Cash Management Class          $ 33,930
              Reserve Class                  $  1,111
              Resource Class                 $  7,410
              Corporate Class                $      3

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class            $000.0234
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Private Investment Class       $000.0204
              Personal Investment Class      $000.0179
              Cash Management Class          $000.0226
              Reserve Class                  $000.0147
              Resource Class                 $000.0218
              Corporate Class                $000.0028

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class            2,100,942
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Investment Class       1,229,289
              Personal Investment Class        273,438
              Cash Management Class          1,780,558
              Reserve Class                     77,191
              Resource Class                   301,176
              Corporate Class                      869